Exhibit 99.1

American Electric Technologies, Inc 6410 Long Drive Houston, Texas 77087 713.644.8182

FOR RELEASE – September 19, 2012 – 7:00am (EST)

AETI to Provide Power Delivery Equipment Systems for Westlake

Polymers Chlor-Alkali plant expansion

HOUSTON, September 19, 2012 - American Electric Technologies, Inc. (NASDAQ: AETI) a leading supplier of power delivery solutions for the global energy industry, announced today it has been selected by Westlake Chemical’s Engineering & Procurement supplier Chengda Engineering, to supply turnkey power delivery products and services for Westlake’s Chlor-Alkali expansion project at the Westlake Polymers plant located in Geismar, LA

The Westlake Chemical Chlor-Alkali expansion site, adjacent to the existing vinyl chloride monomer (VCM) and polyvinyl chloride (PVC) facility in Geismar, is intended to have a capacity of 350,000 electrochemical units (ECU)/year. The expansion has been targeted for start-up in the second half of 2013, according to Westlake Chemical, with total facility project costs estimated at between $370 million and $420 million.

Selected by Westlake’s Engineering and Procurement (E&C) supplier Chengda Engineering, AETI’s M&I Electric group will provide a fully integrated Power Control Building to provide primary power delivery for all of the plant’s process equipment electrical requirements including powering motors, transformers, lighting, heating and cooling. In addition to electrical power systems, AETI will also provide real-time power equipment operational information to the plant’s data acquisition and control center.

“We selected AETI for our electrical project requirements due to their wide experience in providing large power delivery switchgear and integrated Power Control Room solutions, and their 65-year history of providing a comprehensive array of electrical products and services to the midstream and downstream energy sectors,” said Liu Song, Deputy Project Director of Chengda Engineering Inc. “We look forward to working with AETI on future projects that require integrated power delivery solutions as well.”

“We are very pleased to have been selected for this Westlake Chemical plant expansion project by Chengda,” said Charles Dauber, president and CEO, AETI. “This is another successful example of our oil and gas strategy, which includes providing optimized power delivery solutions for the Exploration and Production, Midstream, and Downstream oil and gas markets.”

The approximate value of the project is $6 million. AETI expects to recognize this revenue by the end of the fourth quarter 2012.

American Electric Technologies, Inc. (NASDAQ:AETI) is a leading provider of power delivery solutions to the global energy industry. AETI offers M&I Electric™ power distribution and control products, electrical services, and E&I Construction services, as well as American Access Technologies zone enclosures, and Omega Metals custom fabrication services. South Coast Electric Systems L.L.C., a subsidiary, services Gulf Coast marine and vessel customers

American Electric Technologies, Inc 6410 Long Drive Houston, Texas 77087 713.644.8182

AETI is headquartered in Houston and has global sales, support and manufacturing operations in Beaumont, Texas, Keystone Heights, Florida and Bay St. Louis, Mississippi. In addition, AETI has minority interests in three joint ventures in Xian, China, Singapore and Macae, Brazil. AETI’s SEC filings, news and product/service information are available at www.aeti.com.

Forward Looking Statements

This press release contains forward-looking statements, as defined in Section 27A of the Securities Exchange Act of 1934, concerning anticipated future demand for our products, international expansion, and other future plans and objectives. While the Company believes that such forward-looking statements are based on reasonable assumptions, there can be no assurance that such future revenues, profits, plans and objectives will be achieved on the schedule or in the amounts indicated. Investors are cautioned that these forward-looking statements are not guarantees of future performance. Actual events or results may differ from the Company’s expectations, and are subject to various risks and uncertainties, including those listed in Item 1A of the Form 10-K filed with the Securities and Exchange Commission on March 30, 2012. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future events make it clear that any of the projected results expressed or implied herein will not be realized.

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Media Contacts:

Ward Creative Communications for American Electric Technologies, Inc.

Molly LeCronier

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713-869-0707

Investor Contacts:

American Electric Technologies, Inc.

Rachel Acree

investorrelations@aeti.com

713-644-8182